Exhibit 99.1

Investor Relations Contact:	Media Contacts:
John G. Nesbett/ Jennifer Belodeau	Teresa Stubbs
Institutional Marketing Services, Inc.	MedAvant Healthcare Solutions
203-972-9200	812-206-4332
jnesbett@institutionalms.com	tstubbs@medavanthealth.com
MEDAVANT RECEIVES APPROVAL FOR SALE OF BUSINESS
Business to be sold for $24.35M to Marlin Equity through MHC Acquisition Corp. and will continue ordinary operations
ATLANTA, GA.—(PRIME NEWSWIRE)—September 9, 2008 — MedAvant Healthcare Solutions (MedAvant) (Pink Sheets: PILLQ.PK), a leader in healthcare technology and transaction services, today announced the successful completion of an auction in which an affiliate of Marlin Equity emerged as the winning bidder for a final purchase price of $24.35 million. The sale will be completed by September 22, 2008.
The results of the auction, which was held yesterday, were formally approved today by the bankruptcy court overseeing the Company’s chapter 11 case, with Judge Brendan Shannon noting that he was “very impressed with the result.”
Peter Fleming, MedAvant’s interim Chief Executive Officer said, “The spirited bidding for the Company yesterday confirms our long-held view that MedAvant has been and remains a valuable player in this market. We are especially pleased that the auction process went so well. This gives us the opportunity to continue the business substantially as before. We look forward to this new chapter in our history and to the benefits of this sale for our entire team. MedAvant will emerge from this reorganization as a much healthier and stronger company with a dramatically improved balance sheet. I want to thank all of our customers and employees for staying with us through this process.”
The company was represented in its reorganization proceedings and the auction process by Michael P. Richman of Foley & Lardner LLP, Michael Nestor of Young, Conaway, Stargatt & Taylor and Court H. Houseworth of Cain Brothers & Company LLC.
MedAvant is a national connectivity network that connects payers with providers in a real-time environment for the purpose of transparently messaging administrative, financial and clinical information in order to lower total administrative costs, improve payer, provider and member relationships, and to ultimately improve clinical outcomes.
For more information, visit http://www.medavanthealth.com. MedAvant is a trade name of ProxyMed, Inc.

Forward Looking Statement
Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. Actual results could differ materially from projected results because of factors such as: the soundness of our business strategies relative to the perceived market opportunities; MedAvant’s ability to successfully develop, market, sell, cross-sell, install and upgrade its clinical and financial transaction services and applications to current and new physicians, payers, medical laboratories and pharmacies; the ability to compete effectively on price and support services; MedAvant’s ability and that of its business associates to perform satisfactorily under the terms of its contractual obligations, and to comply with various government rules regarding healthcare and patient privacy; entry into markets with vigorous competition, market acceptance of existing products and services, changes in licensing programs, product price discounts, delays in product development and related product release schedules, any of which may cause revenues and income to fall short of anticipated levels; the availability of competitive products or services; the continued ability to protect the company’s intellectual property rights, implementation of operating cost structures that align with revenue growth; uninsured losses; adverse results in legal disputes resulting in liabilities; unanticipated tax liabilities; the effects of a natural disaster or other catastrophic event beyond our control that results in the destruction or disruption of any of our critical business or information technology systems. Any of these factors could cause the actual results to differ materially from the guidance given at this time. For further cautions about the risks of investing in MedAvant, we refer you to the documents MedAvant files from time to time with the Securities and Exchange Commission, including, without limitation, its most recently filed Annual Report on Form 10-K. MedAvant does not assume, and expressly disclaims, any obligation to update information contained in this document. Although this release may remain available on our website or elsewhere, its continued availability does not indicate that we are reaffirming or confirming any of the information contained herein.
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